Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Mordechai Gafni, CEO
Eco-Friendly Power Technologies Corp.
24 Givat Shaul Street
Jerusalem 95477 Israel

Dear Mr. Gafni:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Eco-Friendly Power Technologies Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated April 26, 2010, as of and for the period ended March 31, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
May 4, 2010